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                                                                  Exhibit 10.34

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COMMERCIAL CONTRACT No. CO/265/97 March 1997




Between:

1 LA GENERALE DES CARRIERES ET DES MINES a corporation duly incorporated under the laws of Zaire.


And: OMG KOKKOLA CHEMICALS OY, a corporation duly incorporated under the laws of Finland (hereafter called "Buyer") of the second part.


                 IT HAS BEEN AGREED AS FOLLOWS:

1                DEFINITION AND INTERPRETATION

1.1              DEFINITIONS

                 Wherever used in this agreement unless the context otherwise requires:

                "Year" means calendar year commencing on 1 January and ending on 31 December that year.

                "Concentrate Co-Cu or "Concentrate" "means the material defined in Clause 4 hereafter.

                "Agreement" means this Agreement.

                "Business Day" means a day which is not a Saturday, Sunday or a public holiday in Finland or Zaire.

                "Delivered lot" means a lot of concentrate containing approximately 500 wmt from Kipushi or Luiswishi.

                "Received lot" means the concentrate received by OMG in Kokkola containing approximately 500 wmt

                "Payable metals" are cobalt, copper or all other metals which are economically recoverable and agreed by both parties.

                "Month" means calendar month.

                "Quotational period" explained In Clause 8.2 hereunder.
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                "Project" defines Luiswishi project.

                "Average Cobalt Content" is defined in Clause 4 hereafter.

                "Average Copper Content" is defined in Clause 4 hereafter.

                "Ton" and "metric ton" means 2204,62 pounds avoirdupois

                "WMT" means wet metric ton.

                "DMT" means dry metric ton.

                "USD" shall mean lawful money of the United States of America


2               SUBJECT
                Gecamines will deliver to OMG the monthly quantity of concentrate, defined in article 6 hereinafter according to the specifications defined in articles 3 and 4 hereafter, to OMG Kokkola Chemicals in Finland.

3               MATERIAL TO BE DELIVERED
                Cobalt and copper metal content in the concentrate are defined in article 4 hereinafter.

4               SPECIFICATIONS
                Gecamines agrees to sell and deliver and OMG agrees to purchase Co-Cu concentrate having the following characteristics assayed on a dry basis:

                The parties can agree to modify the characteristics and possible conditions and add other payable metals.

5               DURATION
                This agreement is in force for two years commencing on the date of starting the production and deliveries (Article 17). OMG has the option to continue the contract until this material can be replaced by cobalt smelter alloy.


6               QUANTITY
                Gecamines shall deliver to OMG and OMG shall purchase from Gecamines 300-400 t cobalt content in concentrate in accordance with the specifications in article 4,

7               DELIVERY
                The delivery term to OMG in Kokkola, Finland (DDU Incoterms edition 1990). Freight, charges, transportation and insurance to be charged from OMG. OMG will choose the transportation agent as well as the way of packing (big bags or bulk) after consulting Gecamines.

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8               PRICE
                The price of concentrate is based on metal content and fixed according the following formulas

8.1             PRICE DETERMINATION
                OMG shall pay to Gecamines for the Cobalt and Copper in the concentrate. The price will be determined separately for each received Lot DDU Kokkola.

8.1.1           COBALT PRICE (PCo)
                Payable cobalt price for received lot is determined according the following formula:



8.1.2           COPPER PRICE (PCu)
                Payable copper price for each received lot is determined according the following formula.



8.1.3           PRICE OF OTHER RECOVERABLE METALS



8.2             QUOTATIONAL PERIOD
                The applicable Quotational Period for cobalt, copper and other metals is the month of arrival in Kokkola.

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8.3            PAYMENT
                After reception in Kokkola OMG will make the payment for received lots. Weighing and sampling is done according to the procedure described in article 9.2 for the quantities and that described in 8.1 and 8.2 for the currency in use. In any case the final payment shall be made in 30 days after QP. The title is passed from Gecamines to OMG at arrival in Kokkola.

8.4             TAXES AND DUTIES
                Any and all taxes, and duties in Zaire relating to this Agreement shall be paid by Gecamines.

                Any and all taxes, and duties paid outside Zaire relating to this Agreement shall be paid by OMG.

8.5             ACCOUNT
                OMG will credit "Project Luiswishi" by opening an account at a bank approved by the parties of this project.


9               WEIGHING, SAMPLING AND ASSAYING

9.1 WEIGHING, SAMPLING AND MOISTURE DETERMINATION IN KIPUSHI OR LUISWISHI To be used for transportation and insurance invoicing purposes, only:

(a) OMG and Gecamines shall confer and, before the first shipment, shall adopt and record mutually acceptable methods of weighing, sampling and analysing.

(b) The Co-Cu concentrate will be weighed, sampled and analysed in Kipushi or Luiswishi at Gecamines costs.
                The shipment shall be divided in lots of approximately 500 tons. Each lot shall form a separate and complete delivery for all purposes under this Agreement

(c) Sampling and analysing will be made using mutually agreed methods. Such weight and moisture content will be provisional for all purposes of this agreement. After weighing, sampling and analysing Gecamines will pass the results to OMG by telecopy.

9.2.            WEIGHING, SAMPLING AND MOISTURE DETERMINATION AT DISCHARGING
                PORT

(a) OMG and Gecamines shall mutually agree the methods of weighing, sampling and analysing before the first shipment.
                These shall be appropriate, based on internationally approved methods, defining exact weights, samples and analyses.
(b) The Co-Cu concentrate will be weighed and sampled at the discharging port at OMG's cost. Each received lot means a separate and complete delivery under this agreement.
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(c)             Sampling and analyses are made according mutually agreed
                analytical methods.

                Weighing and moisture will be determined according this contract. In case of arbitration demanded by either of the parties the procedure will be according art. (9.3). A total of five sets of samples shall be drawn from each lot and distributed as follows:

                -    one set of samples for the OMG
                -    one set of samples for Gecamines
                -    one set of samples for eventual umpire analysis kept by OMG
                - one set of samples for eventual umpire analysis kept by Gecamines
                -    one set of samples for reserve kept by OMG

                During these operations Gecamines shall have the right to be represented at its own expense.

                After getting results OMG and Gecamines shall exchange the assays. If the assays are not ready in 30 calendar days, the analysis that is at disposal will be used for final invoicing. The invoice will be sent by telecopy to OMG and the original by courier They shall be final and binding for both parties of this agreement.

                For each lot of 500 tonnes WMT Gecamines will calculate the amount of cobalt, copper and other elements applicable for each lot preparing an invoice in accordance with the shipment.
                The invoice shall be sent by telecopy to OMG and the original by courier.

9.3              UMPIRE ASSAYING
                This process is applicable for the samples taken at the port of arrival. The analyses should be made independently by OMG and Gecamines. The exchange of assays will be made by telecopy.

                If the difference of assays for Co, Cu and Ni of the two parties is not higher than 0.20% the arithmetic mean of these two results will be accepted final.

                In the event of greater difference and if either of parties demand, an umpire assay may be made on the samples reserved by two independent laboratories, mutually approved.

                The reference assayers cannot act as representative agent of OMG or Gecamines at the weighing, sampling and moisture determination operations and/or carry out, for any or both parties, the analysis for the assay exchange.

                Should the umpire assay fall between the results of the two parties or coincide with either, the arithmetical mean of the umpire assay and the assay of the party which is the nearer one to the umpire shall be taken as the agreed assay.

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                Should the umpire assay be the exact mean of the two parties then the umpire result shall be final. The cost of the umpire assay shall be borne equally by both parties when the umpire assay is the exact mean of the exchanged results.

                Should the umpire assay fall outside the exchanged results, the assay of the party which is nearer the umpire shall be taken as agreed assay. The cost of this assay shall be borne by the other party.

10              FORCE MAJEURE
                In the event of any strike, act of God, war, lockout, flood, accident, lack transport facilities or any other reason beyond the control of the parties which prevent the parties to fulfill the obligations of the agreement, the party involved should immediately inform the other party in writing of such event and of the estimated duration of fulfilling the obligations.
                If these circumstances or the Force Majeure situation should persist more than 3 months the parties shall meet and consider the cancelling this agreement.

11              FAIR CLAUSE
                In case or events not foreseen by the parties, regardless of the agreement, one of the parties may demand additional charge to be able to fulfil its obligation in accordance with this agreement, this party has to request in writing for a possible modification of this agreement.
                The demand should, without delay, include the reason for the request, explain the situation of the party and the economical consequences to this agreement.

                At default of notifying the party will loose the wright to present the request in accordance with this article.

12              NOTICES
                All notices, requests for information, complaints and other communication which are required or may be given under this Agreement shall be in writing delivered personally or sent by registered mail or telecopy at the following addresses or to other such address as a party may notify the other party in writing:

                If for Gecamines

                La Generale des Carrieres et des Mines
                Monsieur le President Delegue General
                B.P. 450
                Lubumbashi
                Republic of Zaire
                Telephone: +32 2 67 68 045
                Telecopy:+32 2 67 68 047

                Brussels
                Telephone:      +32 2 67 68 983
                Telecopy:       +32 2 67 68 984

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                Or if for
                OMG Kokkola Chemicals Oy
                Att:    The President
                P.O. Box 286, FIN-67101 Kokkola
                Finland
                Telephone:      +358 6 8280 111
                Telecopy:       +358 6 8280 373

13              ASSIGNMENT OF THE AGREEMENT
                This agreement as well as all rights and obligations for each party arising thereof cannot be transferred, assigned, or pledged to a third party without written permission of the other party before notice with the exception where assigning company controls the majority.
                This permission cannot be withheld unreasonably

14              AMENDMENTS
                This present Agreement can only be modified by means of clauses duly signed by both parties.

15              GOVERNING LAW AND JURISDICTION
                Any dispute, occurred between the Parties and resulting from misinterpretation or execution of the present agreement, shall be preferably settled amicably. If it is not the case, it will be referred to the Commercial Arbitration court in Paris which will make a ruling based on French Law.


16              INTERPRETATION

                A) The titles of various articles and paragraphs have no effect in the interpretation of this agreement.

                B) If any period specified in this agreement shall expire in non business day, the expiring date is the following business day.

17 The agreement shall come into effect after the production has started, which should be November, 1997.

In Lubumbashi 4 April, 1997

This agreement has been executed in two copies, one for each party.

                                 FOR GECAMINES
        YAWILI NYI ZONGIA                                  UMBA KYAMITALA
        DELEQUE GENERAL ADJOINT                        PRESIDENT DELEQUE GENERAL

                    FOR OMG KOKKOLA CHEMICALS OY
                    ANTTI AALTONEN
                    PRESIDENT